                                                                       EXHIBIT 5


                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        300 Convent Street, Suite 1500
                           San Antonio, Texas 78205
                                (210) 281-7000

                                 July 22, 1999


DATA RACE, Inc.
12400 Network Blvd.
San Antonio, Texas 78249

Gentlemen:

     We have acted as counsel to DATA RACE, Inc., a Texas corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act"), pursuant to the Company's registration statement on Form S-3 (the "Registration Statement"), covering the sale from time to time by the selling shareholders named in the Registration Statement (the "Selling Shareholders") of an aggregate of up to 2,772,843 shares of the Company's Common Stock (the "Common Stock"), consisting of 2,132,955 outstanding shares of Common Stock (the "Outstanding Shares"), and 639,888 shares of Common Stock issuable upon exercise of outstanding stock purchase warrants (collectively, the "Warrants").

     We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed below. In rendering such opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinion, we have relied upon representations of the Company.

     We have further assumed that:

     a) all applicable state securities laws will have been complied with in connection with each Warrant exercise;

     b) at the time of the issuance of the shares of Common Stock upon the exercise of the Warrants, the Company will have sufficient authorized and unissued shares of Common Stock available for issuance;

     c) the Warrants will be exercised in accordance with the applicable warrant agreements; and